Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

September 30, 2025 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF SEPTEMBER 30, 2025
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Special Report Presented Pursuant to Regulation 38d	2

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company	3

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company	4

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company	5

Additional Information	6-10

- - - - - - - - - - -

Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of September 30, 2025, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	September 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$513,433	$949,315	$849,492
Restricted cash	—	8,445	10,109
	513,433	957,760	859,601
CURRENT ASSETS
Cash and cash equivalents	608	631	704
Restricted cash	14,142	3,072	3,252
	14,750	3,703	3,956
Total assets	$528,183	$961,463	$863,557

EQUITY	$215,197	$579,124	$523,989

NON-CURRENT LIABILITIES
Bonds payable, net	—	345,568	298,741

CURRENT LIABILITIES
Accounts payable and accrued liabilities	3,447	5,247	8,208
Bonds payable, net	290,276	20,205	20,653
Due to owner	19,263	11,319	11,966
	312,986	36,771	40,827
Total liabilities	312,986	382,339	339,568
Total equity and liabilities	$528,183	$961,463	$863,557
The accompanying notes are an integral part of the condensed interim financial data.

November 30, 2025	/s/ Ryan Schluttenhofer	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	McMillan III, Peter	Hall, Keith David
financial statements	Chief Accounting Officer	President and Director authorized by the Company's Board of Directors to execute the financial statements	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(244,796)	$(160,740)	$(132,006)	$(57,636)	$(190,035)
Advisory fees to owner	(7,694)	(9,329)	(2,298)	(3,368)	(11,593)
General and administrative expenses	(2,281)	(2,254)	(1,026)	(682)	(2,645)
Operating loss	(254,771)	(172,323)	(135,330)	(61,686)	(204,273)
Finance expense	(22,431)	(23,280)	(7,938)	(9,810)	(30,720)
Finance income	383	837	182	318	1,005
Loss on extinguishment of debt	(1,910)	—	(1,910)	—	(6,033)
Foreign currency transaction (loss) gain, net	(30,063)	6,724	(5,906)	(4,556)	(3,156)
Net loss	$(308,792)	$(188,042)	$(150,902)	$(75,734)	$(243,177)
Total comprehensive loss	$(308,792)	$(188,042)	$(150,902)	$(75,734)	$(243,177)
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(308,792)	$(188,042)	$(150,902)	$(75,734)	$(243,177)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share of loss from investees	244,796	160,740	132,006	57,636	190,035
Finance expense	22,431	23,280	7,938	9,810	30,720
Distribution from investees, net	23,691	41,709	703	14,133	49,109
Foreign currency transaction loss (gain), net	30,063	(6,724)	5,906	4,556	3,156
Loss on extinguishment of debt	1,910	—	1,910	—	6,033
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(740)	75	(268)	(6)	(247)
Restricted cash for operational expenditures	(827)	553	216	(93)	(3,389)
Due to owner	(2,703)	2,631	(4,804)	951	3,982
Net cash provided by operating activities	9,829	34,222	(7,295)	11,253	36,222
Cash flows from investing activities
Distributions from (to) investees, net	67,571	(15,848)	62,931	(20,944)	47,280
Payments on foreign currency derivatives, net	—	(478)	—	—	(478)
Net cash provided by (used in) investing activities	67,571	(16,326)	62,931	(20,944)	46,802
Cash flows from financing activities
Proceeds from loans from owner	10,000	—	—	—	—
Payment on bonds payable	(62,595)	(190,203)	(41,411)	(84,182)	(253,229)
Interest paid	(25,305)	(19,191)	(13,779)	(8,179)	(21,990)
Release of restricted cash for debt service obligations	1,342	24,285	1,342	7,552	26,590
Proceeds from bonds payable	—	156,746	—	81,119	156,746
Payments of deferred financing costs	—	(4,850)	238	(2,516)	(4,850)
Distributions to owner	—	(5,850)	—	(2,000)	(6,554)
Net cash used in financing activities	(76,558)	(39,063)	(53,610)	(8,206)	(103,287)
Effect of exchange rate changes on cash and cash equivalents	(938)	295	(2,009)	(406)	(536)
(Decrease) increase in cash	(96)	(20,872)	17	(18,303)	(20,799)
Cash, beginning of the period	704	21,503	591	18,934	21,503
Cash, end of the period	$608	$631	$608	$631	$704

Supplemental Disclosure of Noncash Activities:
Asset management fee reimbursement payable to owner	$13,917	$10,609	$13,917	$10,609	$11,961
Distribution payable to owner	$—	$704	$—	$704	$—
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
a.Separate financial information is prepared in a condensed format as of September 30, 2025 and for the three and nine months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2024 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
b.The financial condition of the Company and the going concern assumption.
As of September 30, 2025, the Company had a working capital shortfall amounting to $298.2 million, primarily attributed to the Series B and Series D bonds ("Series Bonds") of 975.3 million Israeli new shekels ($295.0 million as of September 30, 2025) maturing within 12 month period from the date of the statement of the financial position and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds.
As of September 30, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Refer to Note 2 for additional details on the covenants. Additionally, on September 30, 2025, the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds of 975.3 million Israeli new shekels ($295.0 million as of September 30, 2025), refer to note 2 for additional information.
In July 2025, the Company, through investees, completed a secured financing transaction of $80.0 million and as a result of completing this transaction, a trustee that represents the bondholders of the Series Bonds (the "Trustee"), issued a series of communications alleging potential breaches of duty, see below "Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company (the "Bondholders")" for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with an investee's loan with WhiteHawk Capital Partners LP (the "WhiteHawk Loan") of $80.0 million.
During the three and nine months ended September 30, 2025, the Company's investees recognized fair value losses of investment properties (including as a result of the sale of an asset and/or signing of sale agreements) of $97.6 million and $208.8 million, respectively, due to declines in market conditions and projected cash flows, including assumptions such as the intended hold period, market rental rates and leasing assumptions, changes in sales comparisons, and based on quoted prices and continued declines in fair values may limit the investees ability to sell assets or refinance debt at attractive terms and actual results could be significantly different from the estimates. In addition, as noted above, a portion of the losses resulted from the expedited sale of investment properties at values lower than their fair value. The Company's investees may negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee. The Company’s residential homes portfolio is classified as Level 3 within the fair value hierarchy. In accordance with the accounting standards, the unit of measurement is the individual residential unit rather than the portfolio as a whole. Accordingly, the valuations are performed by measuring the fair value of each individual residential unit. It should be noted that a market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. Management estimates that if the residential homes will be sold as a portfolio, rather than as separate residential units, the expected proceeds may reflect a portfolio discount of approximately 10% to 25% relative to the value of the individual unit as reflected in the financial statements. Additionally, during the three and nine months ended September 30,

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

2025, the affiliate company recognized impairment loss - hotel of $6.2 million and $9.4 million, respectively related to the Q&C Hotel due to declines in market conditions.
To meet its repayment obligations in the coming year as mentioned above, the Company expects to generate cash flow from ongoing operations, through investees, from additional sales of investment properties (including investments in unconsolidated joint ventures) and securities and intends to refinance. In October 2025, the Company indirectly entered into an amended Purchase and Sale Agreement for the Richardson office and undeveloped land assets for a sales price of $26.0 million and in September 2025, the Company indirectly entered into a Purchase and Sale Agreement for Crown Pointe for a sales price of $38.0 million.
As of the date the condensed consolidated financial statements are issued, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the Standstill and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and Representatives, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill existing and projected its obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sale of its residential home portfolio, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern.
No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.
c.Class Action Suit
On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of September 30, 2025) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($37.6-43.9 million as of September 30, 2025). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company's legal counsel, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.
d.Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company (the "Bondholders").
The following is a summary of the main actions and the decisions that were carried out and made in the framework of the aforementioned negotiations:
1.Postponement of the call for immediate repayment of Company’s debentures
On November 17, 2025, the Bondholders resolved to refrain from calling the Series Bonds for immediate repayment.
On November 17, 2025, Bondholders resolved to instruct the Trustee convene, by November 30, 2025, an assembly of holders of the Series Bonds to decide on the matter of calling the aforementioned debentures for immediate repayment.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

2.Rejection of a transaction for the sale of residential homes
On September 28, 2025, the Bondholders failed to approve a transaction for the sale of 1,799 residential homes from the Company's residential homes portfolio, as well as Company’s proposal to proceed with a transaction for the sale of 281 residential homes located in Michigan.
3.Proposals in principle for a settlement with the Bondholders
On September 19, 2025, the Company published a proposal in principle for a settlement with the Bondholders. On October 15, 2025, the Company received a proposal in principle for a settlement from the representatives of the Bondholders (the "Representatives").
4.Founding a Board of Directors' committee to coordinate negotiations between the Company and representatives of the debenture holders
On August 28, 2025, the Company's Board of Directors decided to form a committee, which includes the following members of the Board: Messrs. Peter McMillan III (Director and President of the Company), Keith Hall (Director and CEO of the Company), and Ron Hadasi (External Director) in favor of coordinating the negotiations between the Company and Representatives, alongside with the Pacific Oak Capital Advisors, LLC, the Company's advisor.
5.Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the Bondholders
On August 26, 2025, the Company reported that a Letter of Commitment (the "Standstill") was signed in favor of Trustee and in favor of the Bondholders.
6.Decision to order negotiations in accordance with the debt settlement principles document
On August 3, 2025, the meetings of the Bondholders have approved an instruction to the Trustee, the Representatives, and the Trustee's counsel and Bondholders to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document.
7.Decision to Notify the Company of the Objection of the Bondholders to the engagement in the Financing Agreement
On July 27, 2025, the meetings of the Bondholders have approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the Bondholders object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into.
8.Appointment of Representatives
Appointment of a joint representation
On July 21, 2025, the meetings of the Bondholders decided to appoint a joint representation for the Bondholders.
Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Holders of the Debenture Series
On July 31, 2025, the meetings of the Bondholders have approved the appointment of Mr. Amir Jiris as an American counsel for the Joint Representation.
Appointment of an American Legal Counsel for the Joint Representation
On July 31, 2025, the meetings of the Bondholders have approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

Appointment of Legal Advisor to the Trustee, the Bondholders and the Joint Representation
On July 28, 2025, the meetings of the Bondholders approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the "Joint Representation"). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co.
Appointment of a member of the Joint Representation
On July 28, 2025, the meetings of the Bondholders have decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit.
NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
As of September 30, 2025, the Company had Series Bonds outstanding of 975.3 million Israeli new shekels ($295.0 million as of September 30, 2025). On January 31, 2025, the Company made the remaining second principal installment payment of 75.3 million Israeli new shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. Additionally, on July 29, 2025, the Company early paid all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty.
The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of September 30, 2025 was $215.2 million, (ii) the Net Adjusted Debt to Net Adjusted Cap was 83.8%; (iii) the Adjusted NOI was $49.3 million for the trailing twelve months ended September 30, 2025; and (iv) the consolidated scope of projects was $0 as of September 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants, as well as the bond rating covenant. The non-compliance of these covenants constitutes an event of default. Refer to Note 1 for additional information related to the default.
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of September 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of September 30, 2025 was $215.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 83.8%; and (iii) the Adjusted NOI was $49.3 million for the trailing twelve months ended September 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants, as well as the bond rating covenant. The non-compliance of these covenants constitutes an event of default. Refer to Note 1 for additional information related to the default.
Series B Bond Payment
In January 2025, the Company made a principal installment payment of 75.3 million Israeli new Shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. Subsequent to this installment payment, one Series B Bond installment remain, due on January 31, 2026. Refer to Note 1 for additional details.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

Due to Affiliates
During the nine months ended September 30, 2025, the Company entered into loan agreements and subsequently amended loan agreements with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. As of September 30, 2025, the outstanding loan balance was $10 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recorded as finance expenses, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of Pacific Oak Residential Trust, Inc., the Company’s investee. As of September 30, 2025, the due to owner balance consist of $10.6 million indirectly related to the loan and accrued interest and $8.7 million of asset management fees due under the back to back agreement.
WhiteHawk Loan and Series C Bonds Payoff
In July 2025, the Company, through investees, entered into WhiteHawk Loan for $80.0 million. The loan has an annual interest rate of one-month SOFR plus 6.50% with a SOFR floor of 3.50% and a maturity date of the earlier of December 1, 2027 or a triggering event. The loan is secured by the Company's investments in undeveloped lands in Park Highlands and Richardson and 210 West 31st Street, a development property. As a result of entering into the loan, part of the proceeds were used to early paid all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty. Additionally, $5.0 million was paid to the owner for deferred asset management fees under the back to back agreement.
NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
Advisory Agreement
In November 2025, the advisory agreement between Pacific Oak Strategic Opportunity REIT, Inc. (the "Parent") and the Company's advisor was renewed with an initial term of one month from November 1, 2025 and will be automatically renewed for successive one-month terms until November 1, 2026, except that the agreement shall terminate on the date the Parent ceases being subject to the Standstill, if such date occurs prior to November 1, 2026.